Exhibit 23.1

HARPER & ASSOCIATES, INC.

6815 MANHATTAN BLVD., STE 201
FORT WORTH, TX 76120
817-457-9555
F 817-457-9569

March 23, 2011

To Whom It May Concern

As an independent engineering consultant, I hereby consent to the use of my report entitled “SEC Reserve Evaluation” located in Garvin County, Oklahoma as of December 31, 2010” dated February 15, 2011 and data extracted there from (an all references to my Firm) included in or made a part of this Form 10-K Annual report to be filed on or about March 30, 2011.

Name:    G. Michael Harper
Title:      P.E., Consulting Engineering License Number 34481.

Signed: /s/ G. Michael Harper
Fort Worth, Texas

G. Michael Harper
President